UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 8, 2010

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

     333-115164

20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive

Kansas City, Missouri
64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800
Registrant's telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and are therefore omitted.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of members of USPB was held on December 8, 2010. Other than approval of the minutes from the previous annual meeting, the members were asked to consider the election of three (3) directors to serve for three-year terms expiring after the 2013 fiscal year.

For the election of three directors to the Board of Directors, the three nominees who stood for election were incumbent directors Mark R. Gardiner (the Chairman of the USPB Board of Directors), Joe M. Morgan (USPB’s Secretary) and Douglas A. Laue.  Biographical information regarding Messrs. Gardiner, Morgan, and Laue has previously been included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 28, 2010.

At the Annual Meeting, under procedures established by the Company’s Nominating Committee, Messrs. Gardiner, Morgan, and Laue stood for election for the three open seats on the USPB Board of Directors.  USPB’s members elected each of the candidates to serve as directors on the Board of Directors for a term that will expire after fiscal year 2013.  The election of the nominees was by a majority of the members present and voting at the Annual Meeting, expressed by a written ballot.  In the election, out of 92 valid ballots, Mr. Gardiner received a total of 81 votes, Mr. Morgan received a total of 88 votes, and Mr. Laue received a total of 80 votes.  The other members of the Board of Directors, Messrs. Ramsey, Bohn, McCloy, and Sternberger continued in service as members of the USPB Board of Directors following the Annual Meeting.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Steven D. Hunt_______
Steven D. Hunt,
Chief Executive Officer

Dated:  December 13, 2010